WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.



<ARTICLE>                     5
<LEGEND>
This schedule contains summary financial information extracted from Consolidated
Balance  Sheets as of  December  31,  1995 and the  Consolidated  Statements  of
Operations  for the twelve  months  ended  December 31, 1995 as qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>        0000077543
<MULTIPLIER>                                       1,000

<PERIOD-TYPE>                                  12-MOS
<FISCAL-YEAR-END>                              DEC-31-1995
<PERIOD-END>                                   DEC-31-1995
<CASH>                                             29,059
<SECURITIES>                                            0
<RECEIVABLES>                                     180,978
<ALLOWANCES>                                            0
<INVENTORY>                                        14,933
<CURRENT-ASSETS>                                  330,345 <F1>
<PP&E>                                             39,865
<DEPRECIATION>                                    (27,299)
<TOTAL-ASSETS>                                    539,251 <F2>
<CURRENT-LIABILITIES>                             293,800
<BONDS>                                            84,155
<PREFERRED-MANDATORY>                                 100
<PREFERRED>                                             0
<COMMON>                                            4,985
<OTHER-SE>                                              0
<TOTAL-LIABILITY-AND-EQUITY>                      539,251 <F3>
<SALES>                                                 0
<TOTAL-REVENUES>                                1,101,068
<CGS>                                                   0
<TOTAL-COSTS>                                  (1,086,213)
<OTHER-EXPENSES>                                      814
<LOSS-PROVISION>                                        0
<INTEREST-EXPENSE>                                 (8,582)
<INCOME-PRETAX>                                   (30,196)<F4>
<INCOME-TAX>                                        2,611
<INCOME-CONTINUING>                               (27,585)
<DISCONTINUED>                                          0
<EXTRAORDINARY>                                         0
<CHANGES>                                               0
<NET-INCOME>                                      (27,585)
<EPS-PRIMARY>                                       (6.38)
<EPS-DILUTED>                                           0

<F1> Includes Equity in Construction Joint Ventures of $61,846, Unbilled Work of
     $28,304, and Other Short-Term Assets of $15,225, not currently reflected in this tag list.

<F2> Includes  investments  in and advances to Real Estate Joint Ventures of
     $148,225, Land Held for Sale or Development of $41,372, and Other Long-Term Assets of $6,743 not currently reflected in this tag list.

<F3> Includes Deferred Income Taxes and Other  Liabilities of $52,663,  Minority
     Interest of $3,027, Paid-In Surplus of $57,659, Retained Earnings of $52,062, ESOT Related Obligations of $(4,965), and Treasury Stock of $(4,235).

<F4> Includes  General,  Administrative  and Selling  Expenses  of $37,283,  not
     currently reflected on this tag list.

